EXHIBIT 10.3

SECOND AMENDMENT TO CLEARING SERVICES AGREEMENT

This Second Amendment to the Clearing Services Agreement (the “Amendment”), dated as of August 16, 2010, refers to that Clearing Services Agreement (“Agreement”) between Cantor Fitzgerald & Co. (“Cantor”) and BGC Financial, L.P. (f.k.a. BGC Financial Inc.) (“BROKER”) dated May 9, 2006 and amended on November 7, 2008.

Unless otherwise noted, capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.

Security Deposit.  Notwithstanding paragraph X, subset A, Cantor agrees to waive its requirement of a security deposit, provided, however, BROKER agrees that it shall promptly comply with a request from Cantor to deposit such amount as Cantor may request upon once (1) business day’s prior written notice.

2.

No Other Changes.  Except as provided above, no other provision of the Agreement is being amended hereby.  All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3.

Ratification.  The Agreement as amended hereby is ratified by each of the parties hereto and shall remain in full force and effect in accordance with its terms as so amended.  After the execution of this Amendment by both parties, the term “this Agreement” and the expression “hereunder” and words of similar import when used in or with respect to the Agreement shall mean the Agreement as amended by this Amendment.  This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Agreement and shall not prejudice any right or rights which the parties thereto may now or hereafter have under or in connection with the Agreement or any of the instruments or documents referred to herein.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the jurisdiction as stated in the Agreement.

5.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.

6.

Telecopy or Electronic Delivery.  This Agreement may be executed by telecopy or other equivalent electronic means of communication, which shall be accepted as if they were original execution signatures.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

CANTOR FITZGERALD & CO.BGC FINANCIAL, L.P.

/s/ Tom Anzalone /s/ Roger C. Campbell_____

Name: Tom AnzaloneName: Roger C. Campbell

Title: Senior Managing DirectorTitle: CAO

Date: August 16, 2010Date: August 16, 2010

[Signature page to Second Amendment to Clearing Services Agreement between BGC Financial, L.P. and Cantor Fitzgerald & Co. dated as of August 16, 2010]